CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on the statement of the excess of revenues over specific operating expenses of Asheville Mall for the year ended December 31, 1996 included in this Form 8-k, into the Company's previously filed S-3 Registration Statement File No. 33-92218.


                                                Arthur Andersen, LLP



Chattanooga, Tennessee
February 16, 1998